UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.    )

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

ScripsAmerica, Inc.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

SCRIPSAMERICA, INC.

CORPORATE OFFICE CENTRE TYSONS II

1650 TYSONS BOULEVARD, SUITE 1580

TYSONS CORNER, VA 22102

INFORMATION STATEMENT

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

Dear Shareholders:

This Information Statement is furnished by the Board of Directors (the “Board”) of ScripsAmerica, Inc. (the “Company”) to inform shareholders of the Company of certain action adopted by the Board and approved by shareholders holding a majority in interest of the voting power of the Company. This Information Statement will be mailed on approximately May 14, 2014 to shareholders of record of the Company’s Common Stock as of April 25, 2014 (“Record Date”). Specifically, this Information Statement relates to the following:

1. On March 26, 2014 the Board adopted two resolutions: (i) a resolution to amend the Certificate of Incorporation of the Company to change the capital structure of the corporation by increasing the authorized shares of Common Stock of the Company from 150,000,000 to 250,000,000; and (ii) a resolution to adopt an Incentive Stock Option Plan.

2. Also on March 26, 2014 the Board referred both (i) the proposed amendment of the Certificate of Incorporation to shareholders for approval (with its recommendation for the approval of such amendment) and (ii) the proposed adoption of the Incentive Stock Option Plan to shareholders for approval (with its recommendation for the approval of such Incentive Stock Option Plan).

3. On April 16, 2014 ten shareholders holding a majority in interest of the voting power of the Company (52.088%) approved the amendment by written consent and as a result no further votes will be needed.

The filing of a Certificate of Amendment with the Delaware Secretary of State which will effect the foregoing amendment will not be done until a date which is at least twenty (20) days after the mailing of this definitive Information Statement. This Information Statement will be sent on or about May 14, 2014 to the Company’s shareholders of record on the Record Date who have not been solicited for their consent to this corporate action.

Pursuant to Delaware law, there are no dissenter’s or appraisal rights relating to the action taken.

1

PURPOSE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

To date, the Company has secured a substantial amount of its financial support from the issuance of convertible debt instruments. As time has gone by, the Company has issued shares upon the conversion of that debt by the lenders. In addition, from time to time the Company has entered into various settlement agreements and has issued shares of its Common Stock as consideration for the settlement. In addition, the Company must reserve shares for the potential conversion of the Series A Preferred Stock and can be expected to need to reserve additional shares in connection with future financings. Given all of these requirements for shares, the current level is inadequate. The increase in the authorized number of shares of Common Stock is expected to solve this problem for the foreseeable future.

PURPOSE OF ADOPTING INCENTIVE STOCK OPTION PLAN

The awarding of stock options to employees is a relatively standard form of compensation to attract and retain qualified and motivated personnel. A stock option plan which is qualified under the Internal Revenue Code is tax-advantaged for the employee and presumably more rewarding for the employee exercising options. Although the Company does not, at present, have any employees to whom stock options would be awarded, the Company is adopting such a plan at this point in order to meet the Internal Revenue Code requirement that the plan be approved by the shareholders within one year before adoption or within the year after adoption. Since the Company is mailing this Information Statement with respect to the amendment of the Certificate of Incorporation, it is cost effective to include the adoption of the plan at the same time. Accordingly, the Board recommended the adoption at this point in time.

INTEREST OF CERTAIN PERSONS IN MATTER BEING ACTED UPON

No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the amendment to the Certificate of Incorporation described herein which is not shared by all other shareholders pro rata and in accordance with their respective interests.

Likewise, no director, executive officer, associate of any director or executive officer, or any other person currently has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the adoption of the Incentive Stock Option Plan described herein which is not shared by all other shareholders pro rata and in accordance with their respective interests. An Incentive Stock Option Plan is a so-called “Qualified Plan” under the Internal Revenue Code and is for the benefit of employees of the adopting Company. It is a requirement of the Internal Revenue Code and the applicable rules and regulations thereunder that the beneficiaries of such a plan must be employees, not consultants. None of the current directors is an employee of the Company. Of the directors, only Mr. Schneiderman is compensated as an executive but he is compensated as a consultant, not as an employee. The only other officer, Jeffrey J. Andrews, the CFO, is also a consultant and not an employee. However, should Mr. Schneiderman or Mr. Andrews become an employee, he would then become eligible to receive options under the Plan. It is anticipated that at some point Messrs. Schneiderman and Andrews will become employees; however, they have received options under a non-qualified plan and it is not expected that they will receive options under this Incentive Stock Option Plan.

2

STOCK OWNERSHIP/PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of the Company’s Common Stock and voting Preferred Stock as of the Record Date by: (i) all shareholders known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock, voting Preferred Stock, or a combination thereof; (ii) each director and executive officer; and (iii) all officers and directors as a group. Except as may be otherwise indicated in the footnotes to the table, each person has sole voting power and sole dispositive power as to all the shares shown as beneficially owned by them.

Name and Address(1)	Shares of Common Stock Beneficially Owned		Percent of Common Stock (2)

Robert Schneiderman	21,392,663	(3)	16.5%
Steve Urbanski 503 Summit Court Virginia Beach, VA 23462	18,972,850		15.0%
Jeffrey Andrews	6,430,000	(4)	4.99%
Brian Ettinger	611,000	(5)	*
Brian Anderson	427,000	(6)	*
Dr. Michael Imperiale	383,000	(7)	*
Andrius Pranskevicius	6,468,504	(8)	4.9%
Dr. Joseph Camardo	539,000	(9)	*
All executive officers and directors as a group (7 persons)	36,251,167	(10)	26.0%

*	Less than 1%.
(1)	The address for each named person, other than Mr. Steve Urbanski, is c/o ScripsAmerica, Inc., Corporate Office Centre Tysons II, 1650 Tysons Boulevard, Suite 1580, Tysons Corner, VA 22102.
(2)	For each named person and group included in this table, percentage ownership of our common stock is calculated by dividing the number of shares of our common stock beneficially owned by such person or group by the sum of (a) 126,427,845 shares of our common stock outstanding as of April 25, 2014 and (b) the number of shares of our common stock that such person has the right to acquire within 60 days after April 25, 2014.
(3)	Includes 314,292 shares of common stock held by Harry James Production DBA R S and Associates, a consulting firm owned by Mr. Schneiderman, which shares were issued in lieu of cash salary paid to Mr. Schneiderman, 2,835,000 shares of common stock issuable upon the exercise of stock options held by Mr. Schneiderman and 283,371 shares held by Mr. Schneiderman’s wife.
(4)	Includes 2,500,000 shares of common stock issuable upon the exercise of a stock option held by Mr. Andrews and 150,000 shares held by Mr. Andrews’ wife.
(5)	Includes 435,000 shares of common stock issuable upon the exercise of stock options held by Mr. Ettinger.
(6)	Includes 335,000 shares of common stock issuable upon the exercise of stock options held by Mr. Anderson.
(7)	Includes 335,000 shares of common stock issuable upon the exercise of stock options held by Dr. Imperiale.
(8)	Includes (a) 5,980,504 shares of common stock issuable upon the conversion of 2,990,252 shares of Series A Preferred Stock held by Development 72, LLC, a limited liability company owned by Mr. Pranskevicius, who is a member of our board of directors by virtue of being nominated to the board by the Series A Preferred Stock pursuant to our amended and restated articles of incorporation, (b) 168,000 shares of common stock issued to Mr. Pranskevicius as compensation for his service on our board of directors and (c) 320,000 shares of common stock issuable upon the exercise of stock options issued to Mr. Pranskevicius as compensation for his service on our board of directors.
(9)	Includes 335,000 shares of common stock issuable upon the exercise of stock options held by Dr. Camardo.
(10)	Includes 2,015,000 shares of common stock issuable upon the exercise of stock options held by the directors and 5,980,504 shares of common stock issuable upon the conversion of 2,990,252 shares of Series A Preferred Stock held by Development 72, LLC, a limited liability company owned by Mr. Pranskevicius, who is a member of our board of directors by virtue of being nominated to the board by the Series A Preferred Stock pursuant to our amended and restated articles of incorporation.

3

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Board and shareholders holding the necessary number of votes have approved an amendment to the Company’s amended Certificate of Incorporation to amend Section 1 of Article Fourth to effect an increase in the total number of authorized shares of Common Stock to 250,000,000. At the present time, the Company is authorized to issue 160,000,000 shares of capital stock, divided into 10,000,000 shares of undesignated Preferred Stock and 150,000,000 shares of Common Stock. As amended, Article Fourth will read as follows:

“FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) Two Hundred Fifty Million (250,000,000) shares of Common Stock, $.001 par value per share (“Common Stock”) and (ii) Ten Million (10,000,000) shares of Preferred Stock, $.001 par value per share (“Preferred Stock”).

The remainder of Article FOURTH, being the statement of the designations and the powers, privileges, and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation, shall remain as currently written, without change or amendment, except as may be required for the increase.

Article Fourth is set forth in its entirety on Exhibit A attached to this Information Statement.

Shareholder Rights

Holders of the Company’s Common Stock have the following rights:

- they have ratable rights to receive dividends from funds legally available therefor, when, as, and if declared by the Board

- they are entitled to share ratably in the assets of the Company available for distribution upon liquidation of the Company, subject to the rights of senior securities to receive preferred distributions

Neither the Common Stock itself nor the holders thereof have any of the following rights:

- special voting rights

- preference as to dividends or interest

- preemptive rights to purchase securities in new issues of shares of Common Stock or of securities convertible into shares of Common Stock

- preference upon liquidation

- any other special rights or preferences

In addition, the shares of Common Stock are not convertible into any other security.

Cumulative Voting

The holders of shares of the Company’s Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding voting stock, Common and Preferred, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining voting shares will not be able to elect any of the Company’s directors.

4

Dividends

We have never had net profits on operations and therefore are currently proscribed under the Delaware General Corporation Law from declaring dividends. We have not paid any cash dividends on our Common Stock or our Preferred Stock. Moreover, our Board of Directors has no present intention of declaring any cash dividends, as we expect to re-invest all profits in the business for additional working capital for continuity and growth. The declaration and payment of dividends in the future will be determined by our Board of Directors considering the conditions then existing, including the Company's earnings, financial condition, capital requirements, and other factors.

Possible Anti-Takeover Effects of Authorized but Unissued Stock

One effect of the existence of authorized but unissued capital stock may be to enable the Board to render more difficult or discourage an attempt to gain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of the Company’s management. If, in the due exercise of its fiduciary obligations, for example, the Board were to determine that a takeover proposal was not in the Company’s best interests, such shares could be issued by the Board without shareholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the proposed takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent shareholders or shareholder group, by (i) creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, (ii) by effecting an acquisition that might complicate or preclude the takeover, or (iii) by some other transaction involving issuance of the unissued shares.

INCENTIVE STOCK OPTION PLAN

The Board and shareholders holding the necessary number of votes have adopted an Incentive Stock Option Plan, intended to be a qualified plan under the Internal Revenue Code. The adoption of such a tax-advantaged plan is intended to assist the company in attracting and retaining qualified and motivated personnel. At present the Company does not have any employees and therefore there are no persons who would be qualified to receive a grant of stock options. The Plan is being adopted so as to be available when the Company has employees.

The Incentive Stock Option as adopted is set forth in its entirety on Exhibit B attached to this Information Statement.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). You may read and copy any reports, statements or other information that we file at the SEC's public reference rooms, including its public reference room located at 100 F Street N.E., Washington, D.C. 20549. You may also obtain these materials upon written request addressed to the Securities and Exchange Commission, Public Reference Section, Room 1580, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-551-8090 for further information on its public reference rooms. Our public filings are also available at the Internet web site maintained by the SEC at http://www.sec.gov for issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (EDGAR).

MISCELLANEOUS

We request brokers, custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock and we will reimburse such persons for their reasonable expenses in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing to us at our administrative office, 843 Persimmon Lane, Suite 11, Langhorne, PA 19047

BY ORDER OF THE BOARD OF DIRECTORS

May 9, 2014

/s/Robert Schneiderman

Robert Schneiderman, President/CEO

EXHIBITS

A. Amended Article FOURTH of Certificate of Incorporation of ScripsAmerica, Inc., a Delaware corporation

B. Incentive Stock Option Plan

5

EXHIBIT A - Amended Article FOURTH of Certificate of Incorporation of ScripsAmerica, Inc., a Delaware corporation

“FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) Two Hundred Fifty Million (250,000,000) shares of Common Stock, $.001 par value per share (“Common Stock”) and (ii) Ten Million (10,000,000) shares of Preferred Stock, $.001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK

1.              General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2.               Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Prefe1Ted Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

B. PREFERRED STOCK

Two Million Nine Hundred Ninety Thousand Two Hundred Fifty Two (2,990,252) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to "Sections" or "Subsections" in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

6

1.              Dividends.

From and after the issuance thereof, the holders of the Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, a dividend for each share of Series A Preferred Stock held by each such holder at a rate of eight percent (8%) of the Original Series A Issue Price (as defined below) (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected) (the “Series A Dividend”). The Series A Dividend shall accrue and be paid on March 31, June 30, September 30 and December 31 (provided that if any such date is not a business day, then the Series A Dividend shall be paid on the next business day thereafter). The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to the sum of (i) the amount of the aggregate Series A Dividends then accrued on such share of Series A Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series A Original Issue Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series A Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A Preferred Stock dividend. The “Series A Original Issue Price” shall mean $0.3488 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock.

2.               Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1            Preferential Payments to Holders of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders (on a pari passu basis with the holders of any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock), and before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock (such Common Stock and other stock being collectively referred to as “Junior Stock”) by reason of their ownership thereof, an amount per share equal to the Series A Original Issue Price, plus any Series A Dividends accrued but not yet paid thereon together with any other dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1 the holders of shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

7

2.2           Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series A Preferred Stock the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Series A Preferred Stock and Common Stock and any other series of capital stock entitled pursuant to the terms of this Certificate of Incorporation to participate with the Common Stock in the distribution of such remaining assets pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such dissolution, liquidation or winding up of the Corporation. The aggregate amount which a holder of a share of Series A Preferred Stock is entitled to receive under Subsections 2.1 and 2.2 is hereinafter referred to as the “Series A Liquidation Amount.”

2.3           Deemed Liquidation Events.

2.3.1.          Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least sixty-five percent (65%) of the outstanding shares of Series A Preferred Stock elect otherwise by written notice sent to the Corporation at least ten (10) days prior to the effective date of any such event:

(a)                    a merger, share exchange, or consolidation in which

(i)	the Corporation is a constituent party or

(ii)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger, share exchange or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 2.3.1, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

(b)                   The sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation of substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

8

2.3.2.	Effecting a Deemed Liquidation Event.

(a)                    The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2.

In the event of a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(ii) or 2.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Series A Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series A Preferred Stock, and (ii) if the holders of at least sixty-five percent (65%) of the then outstanding shares of Series A Preferred Stock so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Series A Preferred Stock at a price per share equal to the Series A Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series A Preferred Stock, the Corporation shall redeem a pro rata portion of each holder's shares of Series A Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. If the Corporation redeems shares of Series A Preferred Stock pursuant to this Subsection 2.3.2(b), the Corporation shall deliver to each holder of record of Series A Preferred Stock a written notice (the “Redemption Notice”) of such redemption which Redemption Notice shall state:

(a) the number of shares of Series A Preferred Stock held by the holder that the Corporation shall redeem as determined in accordance with this Section (the “Redeemed Shares”) on the redemption date specified in the Redemption Notice;

(b)	the redemption date and the Series A Liquidation Amount as determined by this Section; and

(c)    instructions to the holder regarding the surrender of his, her or its certificate or certificates representing the Redeemed Shares (including instructions if the holder lost any such certificate(s)). If the Redemption Notice shall have been duly given, and if on the redemption date the Series A Liquidation Amount payable upon redemption of the Redeemed Shares is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the Redeemed Shares shall not have been surrendered, all rights with respect to such shares shall forthwith after the redemption date terminate, except only the right of the holders to receive the Series A Liquidation Amount without interest upon surrender of their certificate or certificates therefor. Prior to the distribution or redemption provided for in this Subsection 2.3.2, the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event.

9

2.3.3.         Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

2.3.4.   Allocation of Escrow. In the event of a Deemed Liquidation Event pursuant to Subsection 2.3.1(a)(i), if any portion of the consideration payable to the shareholders of the Corporation is placed into escrow and/or is payable to the shareholders of the Corporation subject to contingencies, the relevant transaction documents shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration which becomes payable to the shareholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

3.	Voting.

3.1            General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

3.2            Election of Directors. The holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series A Director”) and the holders of record of the shares of Common Stock, exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation. Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Series A Preferred Stock or Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Series A Preferred Stock or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series A Preferred Stock), exclusively and voting together as a single class, shall, subject to the rights of any additional series of Preferred Stock that may be established from time to time, be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2. The rights of the holders of the Series A Preferred Stock and the rights of the holders of the Common Stock under the first sentence of this Subsection 3.2 shall terminate on the first date following the Series A Original Issue Date (as defined below) on which there are no issued and outstanding shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock).

10

3.3            Series A Preferred Stock Protective Provisions. At any time when shares of Series A Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least sixty-five percent (65%) of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

3.3.1.          liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event, or consent to any of the foregoing; or

3.3.2.          amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock; or

3.3.3.          purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Series A Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof or (iv) as approved by the Board of Directors, including the approval of at least one Series A Director;

3.3.4.          create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary.

4.	Optional Conversion.

The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1            Right to Convert.

4.1.1.          Conversion Ratio. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to $0.3488. Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2.          Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock.

11

4.2            Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3	Mechanics of Conversion.

4.3.1.          Notice of Conversion. In order for a holder of Series A Preferred Stock to voluntarily convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or ce1iificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Series A Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series A Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Series A Preferred Stock converted (including accrued but unpaid Series A Dividends).

4.3.2.          Reservation of Shares. The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price.

12

4.3.3.     Effect of Conversion. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and te1minate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon (including accrued but unpaid Series A Dividends). Any shares of Series A Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

4.3.4.     No Further Adjustment. Upon any such conversion, no adjustment to the Series A Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5.     Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4	Adjustments to Series A Conversion Price for Diluting Issues.

4.4.1.           Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a)                    “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b)                   “Series A Original Issue Date” shall mean the date on which the first share of Series A Preferred Stock was issued.

(c)                    “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

13

(d)                   “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series A Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)	shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series A Preferred Stock;

(ii)	shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(iii)	shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation, including the Series A Director;

(iv)	shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; or

(v)	shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation; or

(vi)	shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Corporation; or

(vii)	shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the holders of at least sixty-five percent (65%) of the then outstanding shares of Series A Preferred Stock; or

(viii)	shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, license, development, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Corporation.

14

4.4.2.          No Adjustment of Series A Conversion Price. No adjustment in the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least sixty-five percent (65%) of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3.	Deemed Issue of Additional Shares of Common Stock.

(a)                   If the Corporation at any time or from time to time after the Series A Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)                    If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)                    If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series A Original Issue Date), are revised after the Series A Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

15

(d)                   Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4.4.4, the Series A Conversion Price shall be readjusted to such Series A Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)                    If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4.     Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series A Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issue, then the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) + (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a)                    “CP2” shall mean the Series A Conversion Price in effect immediately after such issue of Additional Shares of Common Stock

(b)                   “CP1” shall mean the Series A Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c)                  “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d)                    “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e)                     “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

16

4.4.5.     Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)                    Cash and Property: Such consideration shall:

(i) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b)                   Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6. Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5                   Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series A Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series A Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

17

4.6                   Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction:

(1)           the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)           the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

4.7                   Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Series A Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities, or other property in an amount equal to the amount of such securities, or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

4.8                   Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 1(including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

18

4.9                   Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Prefe1Ted Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock.

4.10	Notice of Record Date. In the event:

(a)             the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)             of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)              of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series A Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

5.	Mandatory Conversion.

5.1            Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least five times the Original Series A Issue Price per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least twenty-five million dollars ($25,000,000) of gross proceeds to the Corporation or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least sixty-five percent (65%) of the then outstanding shares of Series A Preferred Stock (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (i) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.

19

5.2           Procedural Requirements. All holders of record of shares of Series A Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series A Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series A Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series A Preferred Stock converted. Such converted Series A Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

6.               Redemption. The shares of Series A Preferred Stock are not redeemable except as provided in Subsection 2.3.2 above.

7.               Redeemed or Otherwise Acquired Shares. Any shares of Series A Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series A Preferred Stock following redemption.

8.               Waiver. Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of at least sixty-five percent (65%) of the shares of Series A Preferred Stock then outstanding.

9.               Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Series A Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

20

EXHIBIT B - Incentive Stock Option Plan

SCRIPSAMERICA, INC.

INCENTIVE STOCK OPTION PLAN

1. Purpose. The purpose of this Plan is to secure for ScripsAmerica, Inc. (the "Corporation) and its stockholders the benefits which flow from providing key corporate executive and managerial employees ("key employees") with the incentive inherent in common stock ownership. It is generally recognized that stock option plans aid in retaining key employees and furnish a device to attract executives and managers of exceptional ability to the Corporation because of the opportunity offered to acquire a proprietary interest in the business. The stock options granted under this Plan are intended to qualify as incentive stock options within the meaning of Internal Revenue Code Section 422.

2. Amount of stock. No options shall be granted under this plan until the number of authorized shares of Common Stock of ScripsAmerica, Inc. have been increased to 250,000,000. The total number of shares of Common Stock to be subject to options granted pursuant to this Plan on and after the date on which the Certificate of Amendment authorizing an increase in the authorized shares of Common Stock to 250,000,000 shall become effective, shall not exceed 6,000,000 shares of the Corporation's Common Stock. This total number of shares shall be subject to appropriate increase or decrease in the event of a stock dividend upon, or a subdivision, split-up, combination or reclassification of, the shares purchasable under such options. In the event that options granted under this Plan shall lapse without being exercised in whole or in part, other, new, options may be granted covering the shares not purchased under such lapsed options.

3. Stock option committee. The Board of Directors may, from time to time, appoint a Stock Option Committee (hereinafter called the "Committee"), to serve under this Plan. The Committee shall consist of three or more directors. In the absence of such a committee, the entire Board of Directors shall serve as the Stock Option Committee, and all references in this Plan to the “Committee" shall refer to the entire Board of Directors.

4. Eligibility and participation. Options may be granted pursuant to this Plan to key employees of the Corporation and any subsidiaries which may exist from time to time (hereinafter called "employees"). From time to time the Committee shall select the employees to whom options may be granted by the Board of Directors and shall determine the number of shares to be covered by each option so granted. Future as well as present employees (including officers, executives, managerial employees and key consultants who are directors) shall be eligible to participate in the Plan. Directors who are not employees of the Corporation or a subsidiary are not eligible to participate in the Plan. No option may be granted under the Plan after April 14, 2024.

5. Option agreement. The terms and provisions of options granted pursuant to the Plan shall be set forth in an agreement, herein called Option Agreement, between the Corporation and the key employee receiving the same. The Option may be in such form, not inconsistent with the terms of this Plan, as shall be approved by the Board of Directors. The Option Agreement shall contain a provision permitting the cashless exercise of the options granted by such Option Agreement.

21

6. Price. The purchase price per share of Common Stock purchasable under options granted pursuant to the Plan shall not be less than 100 percent of the fair market value at the time the options are granted. The purchase price per share of Common Stock purchasable under options granted pursuant to this Plan to a person who owns more than 10 percent of the voting power of the Corporation's voting stock shall not be less than 110 percent of the fair market value of such shares, at the time the options are granted. For the purposes of the preceding sentence (a) the employee shall be considered as owning the stock owned directly or indirectly by or for himself, the stock which the employee may purchase under outstanding options and the stock owned, directly or indirectly, by or for his brothers and sisters (whether of the whole or half blood), spouse, ancestors, and lineal descendants and (b) stock owned directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries. For all purposes of this Plan, the fair market value of the Common Stock of the Corporation shall be determined in good faith at the time of the grant of any option by decision of the Stock Option Committee. In making such determination, the Stock Option Committee shall not take into account the effect of any restrictions on the Common Stock other than restrictions which, by their terms, will never lapse. The full purchase price of shares purchased shall be paid upon exercise of the option; although the Option Agreement shall contain a cashless exercise provision. Under certain circumstances such purchase price per share shall be subject to adjustment as referred to in Section 11 of this Plan.

7. Limitation of Amount of Options Granted. The total value of options granted, under this Plan, to any one person, shall not exceed any limit imposed by Section 422 or the rules and regulations promulgated by the Internal Revenue Service thereunder. Currently, the limitation is One Hundred Thousand Dollars ($100,000) in value in any one corporate fiscal year.

8. Option period. No option granted pursuant to this Plan shall be exercisable after the expiration of five (5) years from the date the option is first granted. The expiration date stated in the Option Agreement is hereinafter called the Expiration Date.

9. Termination of employment. The Option Agreement shall provide that:

(a) If prior to the Expiration Date the employee shall for any reason whatever, other than (1) his authorized retirement as defined in (b) below, or (2) his death, cease to be employed by the Corporation or a subsidiary, any unexercised portions of the option granted shall automatically terminate;

(b) If prior to the Expiration Date the employee shall (1) retire upon or after reaching the age which at the time of retirement is established as the normal retirement age for employees of the Corporation (such normal retirement age now being 65 years) or (2) with the written consent of the Corporation retire prior to such age on account of physical or mental disability (such retirement pursuant to (1) or (2) being deemed an "authorized retirement") any unexercised portion of the option shall expire at the end of three (3) months after such authorized retirement, and during such three months' period the employee may exercise all or any part of the then unexercised portion of the option; and

(c) If prior to the Expiration Date the employee shall die (at a time when he is an employee of the Corporation or a subsidiary or within three months after his authorized retirement), the legal representatives of his estate or a legatee or legatees shall have the privilege, for the balance of the three months period after his authorized retirement, of exercising all or any part of the then unexercised portion of the option.

Nothing in (b) or (c) shall extend the time for exercising any option granted pursuant to the Plan beyond the Expiration Date.

22

10. Assignability. The Option Agreement shall provide that the option granted thereby shall not be transferable or assignable by the employee/consultant otherwise than by will or by the laws of descent and distribution and during the lifetime of the employee shall be exercisable only by him.

11. Adjustment in case of stock splits, stock dividends, etc. The Option Agreement may contain such provisions as the Board of Directors may approve as equitable concerning the effect upon the option granted thereby and upon the per share or per unit option price, of (a) stock dividends upon, or subdivisions, split-ups, combinations or reclassifications of, the securities purchasable under the option, or (b) proposals to merge or consolidate the corporation or to sell all or substantially all of its assets, or to liquidate or dissolve the Corporation.

12. Stock for investment. Unless the shares to be issued upon exercise of an option shall have been registered with the SEC, the Option Agreement shall provide that the employee shall upon each exercise of a part of all of the option granted represent and warrant that his purchase of stock pursuant to such option is for investment only, and not with a view to distribution involving a public offering. At any time the Board of Directors of the Corporation may waive the requirement of such a provision in any Option Agreement entered into under any stock option plan of the Corporation.

13. Amendment of the Plan. The Board of Directors of the Corporation may from time to time alter, amend, suspend or discontinue the Plan and make rules for its administration, except that the Board of Directors shall not amend the Plan in any manner which would have the effect of preventing options issued under the Plan from being "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986.

14. Options discretionary. The granting of options under the Plan shall be entirely discretionary with the Stock Option Committee and nothing in the Plan shall be deemed to give any officer or managerial employee any right to participate in the Plan or to receive options.

15. Stockholder approval. The Plan will be submitted to the stockholders of the Corporation holding a majority in interest of the voting power of the issued and outstanding capital stock for approval by such holders. If the Plan is not approved by the holders of a majority of the outstanding shares of Common Stock of the Corporation by May 31, 2014 then the Plan shall terminate and any options granted hereunder shall be void and of no further force or effect.

23